EX-5

                          Bruce P. Golden & Associates
                            4137 N. Hermitage Avenue
                             Chicago, Illinois 60613
                                 April 19, 2000

Piranha, Inc.
1350 N. Lake Shore Drive
Chicago, Illinois 60610

         Re: 8,500,000 Shares of Common Stock, par value $.001 per share

Gentlemen:

We have acted as counsel for Piranha, Inc. (the "Company") in connection with its Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 8,500,000 shares of Company Common Stock, par value $.001 per share (the "Common Stock"), which may be purchased pursuant to the provisions of The Piranha, Inc. 2000 Stock Incentive Plan and The Piranha, Inc. Stock Option Plan for Non-Employee Directors (together, the "Plans").

We have examined or considered:

         1. The Company's Certificate of Incorporation, as amended.

         2. The Company's Amended and Restated By-Laws.

         3. Resolutions duly adopted by the Board of Directors of the Company relating to the Plans.

         4. Resolutions duly adopted by stockholders of the Company owning in the aggregate at least a majority of the issued and outstanding shares of Company Common Stock relating to the Plans.

         5. A copy of the Plans.

In addition to the examination outlined above, we have conferred with officers of the Company and have ascertained or verified to our satisfaction such additional facts as we deemed necessary for the purposes of this opinion.

Based on the foregoing, we are of the opinion that, subject to the Company completing all procedures required on its part to be taken prior to the issuance of the Common Stock pursuant to the terms of the Plans:

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         (a) The Company is a corporation  duly organized,  validly existing and in good standing under the laws of the State of Delaware.

         (b)  All   legal   and   corporate   proceedings   necessary   for  the
         authorization, issuance and delivery of the Common Stock under the Plans have been duly taken.

         (c) The Common Stock when issued and delivered pursuant to the terms of the Plans will be duly authorized, legally and validly issued, fully paid and nonassessable.

We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Bruce P. Golden & Associates

                                        Bruce P. Golden & Associates